UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 22, 2018 (August 16, 2018)
Date of Report (Date of Earliest Event Reported)

Harte Hanks, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9601 McAllister Freeway, Suite 610
San Antonio, Texas 78216
(210) 829-9000
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2018, Harte Hanks, Inc. (the “Company”) accepted the resignations of Karen A. Puckett and Timothy Breen from their positions as Class III directors on the Company’s Board of Directors (the “Board”), effective as of immediately following the conclusion of the Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”). Ms. Puckett and Mr. Breen were then immediately reappointed to serve as directors on the Board until the Company’s 2019 Annual Meeting of Stockholders (the “2019 Meeting”), effective as of immediately following the conclusion of the Annual Meeting.

The resignations and reappointments described above were required pursuant to the Cooperation Agreement entered into between the Company and Houston H. Harte and certain of his affiliates, which was previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2018.

Other than the Cooperation Agreement, there are currently no arrangements or understandings between Ms. Puckett and Mr. Breen and any other person pursuant to which Ms. Puckett and Mr. Breen were appointed to serve as members of the Board. The Company is not aware of any transaction involving Ms. Puckett or Mr. Breen requiring disclosure under Item 404(a) of Regulation S-K. In connection with his reappointment as a director, Mr. Breen was named to the Company’s Nominating and Corporate Governance Committee.

Item 5.03    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2018, the Company’s Fifth Amended and Restated Bylaws were amended to reflect changes necessary to effect the declassification of the Board described in Item 5.07 below. A copy of the Amendment to the Fifth Amended and Restated Bylaws of Harte Hanks, Inc. is filed herewith as Exhibit 3.2, and is incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on August 16, 2018, at which stockholders voted on the items below as indicated.

(1)	Election of three Class I directors to serve until (i) the Company’s 2021 Annual Meeting of Stockholders, or (ii) the 2019 Meeting, if Proposal 3 below was approved:

	Number of Shares Voted			Broker
Nominee	For	Against	Abstain	Non-Votes
David L. Copeland	3,447,418	1,006,759	449	863,520
Maureen E. O’Connell	4,356,479	97,989	158	863,520
Martin F. Reidy	4,348,718	105,748	160	863,520

Because Proposal 3 below was approved, each of these directors will serve until the 2019 Meeting.

(2)	Approval (on an advisory basis) of the compensation of the Company’s named executive officers:

Number of Shares Voted
For	Against	Abstain	Broker Non-Votes
3,796,290	655,750	2,586	863,520

(3)
Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a declassification of the Company’s Board of Directors such that all members of the Board of Directors shall be elected at each annual meeting of the Company’s stockholders to serve until the next annual meeting of the Company’s stockholders:

Number of Shares Voted
For	Against	Abstain	Broker Non-Votes
4,412,885	41,467	274	863,520

(4)	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2018:

Number of Shares Voted
For	Against	Abstain	Broker Non-Votes
5,298,194	16,459	3,493	---

(5)	Approval of an amended and restated Omnibus Incentive Plan for issuing equity-based awards to employees, directors and consultants:

Number of Shares Voted
For	Against	Abstain	Broker Non-Votes
4,397,855	54,117	2,654	863,520

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Exhibit Title

3.1 3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Harte Hanks, Inc. Amendment to the Fifth Amended and Restated Bylaws of Harte Hanks, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Harte Hanks, Inc.
Dated: August 22, 2018
By:     /s/ Jon C. Biro
Executive Vice President,
Chief Financial Officer & Secretary